Exhibit 28(p)(4)
CITI FUND SERVICES, INC.
CITI FUND SERVICES OHIO, INC.
CITIGROUP FUND SERVICES, LLC
CODE OF ETHICS
JANUARY 1, 2011
I. INTRODUCTION
This Code of Ethics (the “Code”) sets forth the basic guidelines of ethical conduct for all Covered Persons, as hereinafter defined, of Citi Fund Services, Inc., Citi Fund Services Ohio, Inc., and Citigroup Fund Services, LLC (collectively, “Citi”). Compliance with the Code does not alleviate a Covered Person’s responsibilities under any other Citigroup policy or procedure, including, but not limited to, the Code of Conduct and the Employee Trading Policy. These and other documents are available through the citigroup net portal (see list on Exhibit F).
The Code is intended to comply with the requirements of Rule 17j-1 under the Investment Company Act of 1940, as amended, (the “1940 Act”). Rule 17j-1(b) generally makes it unlawful for an affiliated person of Citi in connection with the purchase or sale by such person of a security held or to be acquired (as hereinafter defined) by any such registered investment company, to:
(1)	employ any device, scheme or artifice to defraud the Fund;

(2)	make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made to the Fund, not misleading;

(3)	engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Fund; or

(4)	engage in any manipulative practice with respect to the Fund.
II. DEFINITIONS
The following definitions are used for purposes of the Code.
“Access Person” is defined for purposes of this Code as all Covered Persons identified in Exhibit A. This Code covers certain Citi associates that are not otherwise deemed Access Persons by law.
“Automatic investment plan” means a program in which regular periodic purchases (or withdrawals) are made automatically into (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.
“Beneficial ownership” of a security is defined under Rule 16a-1(a)(2) of the Securities Exchange Act of 1934, which provides that a Covered Person should consider himself/herself the beneficial owner of securities held by his/her spouse, his/her minor children, a relative who shares his/her home, or other persons, directly or indirectly, if by reason of any contract, understanding, relationship, agreement or other arrangement, he/she obtains from such securities benefits substantially equivalent to those of ownership. He/she should also consider himself/herself the beneficial owner of securities if he/she can vest or re-vest title in himself/herself now or in the future.
“Code Compliance Officer” is the person designated by Citi to oversee enforcement and ensure compliance with this Code pursuant to procedures established for such purpose.
“Covered Persons” are all directors, officers and associates of Citi (excluding employees of Citigroup that are not actively involved in the daily management of Citi’s core operations and who are otherwise subject to Citigroup’s Code of Conduct and Employee Trading Policy).
“Covered Securities” include all securities subject to transaction reporting under this Code. Covered Securities do not include: (1) securities issued by the United States Government; (2) bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; (3) shares of open-end investment companies other than shares of Exchange Traded Funds (“ETFs”); (4) transactions which you had no direct or indirect influence or control; (5) transactions that are not initiated, or directed, by you; and (6) securities acquired upon the exercise of rights issued by the issuer to all shareholders pro rata.
A security “held or to be acquired” is defined under Rule 17j-1 (a)(10) as any Covered Security which, within the most recent fifteen (15) days: (1) is or has been held by a Fund, or (2) is being or has been considered by a Fund or the investment adviser for a Fund for purchase by the Fund. A purchase or sale includes the writing of an option to purchase or sell and any security that is convertible into or exchangeable for, any security that is held or to be acquired by a Fund.
“Material inside information” is defined as any information about a company which has not been disclosed to the general public and which either a reasonable person would deem to be important in making an investment decision or the dissemination of which is likely to impact the market price of the company’s securities.
“Outside Party” is any existing or prospective “business source,” such as an employee of a mutual fund’s investment adviser, a Director/Trustee or Officer of a mutual fund client or prospective client, vendor, consulting firm, etc. Associates of Citi and/or its affiliates are not considered “Outside Parties.”
A “personal securities transaction” is considered to be a transaction in a Covered Security of which the Covered Person is deemed to have beneficial ownership. This includes, but is not limited to, transactions in accounts of the Covered Person’s spouse, minor children, or other relations residing in the Covered Person’s household, or accounts in which the Covered Person has discretionary investment control. Covered Persons engaged in personal securities transactions should not take inappropriate advantage of their position or of information obtained during the course of their, association with Citi. For example, Transfer Agent employees may not process transactions for their own account or influence others to effect improper
2011 Citi Fund Services Code of Ethics

transactions on their account or for the accounts of any direct family member. Additionally, Covered Persons should avoid situations that might compromise their judgment (e.g. the receipt of perquisites, gifts of more than de minimis value or unusual investment opportunities from persons doing or seeking to do business with Citi or the Funds).
III. RISKS OF NON-COMPLIANCE
This Code extends the provisions of Rule 17j-1(b) to all Covered Persons. Any violation of this Code may result in the imposition by Citi of sanctions against the Covered Person, or may be grounds for the immediate termination of the Covered Person. In addition, in some cases (e.g. the misuse of inside information), a violation of federal and state civil and criminal statutes may subject the Covered Person to fines, imprisonment and/or monetary damages.
IV. ETHICAL STANDARDS
The foundation of this Code consists of basic standards of conduct including, but not limited to, the avoidance of conflicts between personal interests and the interests of Citi or funds for which Citi provides services (each, a “Fund”). To this end, Covered Persons should understand and adhere to the following ethical standards:
(1)	The duty at all times to place the interests of Fund shareholders first;

(2)	The duty to ensure that all personal securities transactions be conducted in a manner that is consistent with this Code to avoid any actual or potential material conflicts of interest or any abuse of such Covered Person’s position of trust and responsibility; and

(3)	The duty to ensure that Covered Persons do not take inappropriate advantage of their position with Citi.
V. GIFTS AND ENTERTAINMENT POLICY
All Covered Persons are subject to the ICG Gifts and Entertainment Policy which generally prohibits the provision or receipt of gifts by employees within GTS. The ICG Gifts & Entertainment Policy is located at
http://cibnacompliance.nj.ssmb.com/data/pdf/icggiftentertainmentpolicy.pdf.
VI. RESTRICTIONS AND PROCEDURES
This section is divided into two (2) parts. Part A relates to restrictions and procedures applicable to all Covered Persons in addition to the aforementioned Rule 17j-1(b) provisions. Part B imposes additional restrictions and reporting requirements for those Covered Persons deemed to be Access Persons.
A.	Restrictions and Procedures for all Covered Persons:
1.	Prohibition Against Use of Material Inside Information

Covered Persons may have access to information including, but not limited to, material inside information about a Fund, that is confidential and not available to the general public, such as (but not limited to) information concerning securities held in, or traded by, investment
2011 Citi Fund Services Code of Ethics

company portfolios, information concerning certain underwritings of broker/dealers affiliated with an investment company that may be deemed to be material inside information, and information which involves a merger, liquidation or acquisition that has not been disclosed to the public.

Covered Persons in possession of material inside information must not trade in or recommend the purchase or sale of the securities concerned until the information has been properly disclosed and disseminated to the public.

2.	Initial and Annual Certifications

All Covered Persons shall be required to sign and submit to the Code Compliance Officer a written certification, in the form of Exhibit B hereto, affirming that he/she has read and understands this Code to which he/she is subject within ten (10) days following the commencement of their employment or otherwise becoming subject to this Code and at least annually within forty-five (45) days following the end of each calendar year. In addition, through the execution of Exhibit B, the Covered Person is certifying that he/she has complied with the requirements of this Code and has disclosed and reported all personal securities transactions that are required to be disclosed and reported by this Code.
B.	Restrictions and Reporting Requirements for all Access Persons:
Each Access Person must refrain from engaging in a personal securities transaction when the Access Person knows, or in the ordinary course of fulfilling his/her duties would have reason to know, that at the time of the personal securities transaction a Fund has a pending buy or sell order in the same Covered Security.

1.	Duplicate Brokerage confirmations and statements[1]

All Access Persons maintaining security accounts outside of Morgan Stanley Smith Barney pursuant to a permissible exception to the Citigroup Employee Trading Policy are required to instruct their broker/dealer to file duplicate trade confirmations and account statements with the Code Compliance Officer at Citi. Statements must be filed for all accounts containing Covered Securities (including accounts of other persons holding Covered Securities in which the Access Person has a beneficial ownership interest). Failure of a broker/dealer to send duplicate trade confirmations or account statements will not excuse a violation of this Section by an Access Person.

A sample letter instructing a broker/dealer firm to send duplicate trade confirmations and account statements to Citi is available from the Code

[1]	Covered Persons maintaining accounts through Morgan Stanley Smith Barney, pursuant to the Citigroup Employee Trading Policy do not need to instruct his/her broker to deliver duplicate confirmations and statements to the Code Compliance Officer.
2011 Citi Fund Services Code of Ethics

Compliance Officer. A copy of the letter instructing the broker/dealer to provide duplicate trade confirmations and account statements to Citi must be sent to the Code Compliance Officer at the time of mailing. If a broker/dealer is unable or refuses to provide duplicate statements, the Access Person should contact the Code Compliance Officer for further assistance.

If the broker/dealer requires a letter authorizing a Citi associate to open an account, a sample permission letter is available from the Code Compliance Officer. Please complete the necessary brokerage information and forward a signature ready copy and evidence of approval to open the non-Morgan Stanley Smith Barney account from the Citigroup Outside Activities Unit to the Code Compliance Officer for signature and submission to the requesting broker/dealer. The supplying of this letter does not relieve the Citi associate of their responsibilities under the Citigroup Employee Trading Policy.

2.	Initial and Annual Holdings Reports

All Access Persons must file a completed Initial and Annual Holdings Report, in the form of Exhibit C attached hereto, with the Code Compliance Officer within ten (10) days of commencement of their employment or otherwise becoming subject to this Code and thereafter on an annual basis within forty-five (45) days after the end of each calendar year in accordance with procedures established by the Code Compliance Officer. Such report must be current as of a date not more than 45 days before the report is submitted.

3.	Transaction/New Account Reports

All Access Persons must file a completed Transaction/New Account Report, in the form of Exhibit D hereto, with the Code Compliance Officer within thirty (30) days after opening an account or entering into any personal securities transaction with a broker-dealer (other than Morgan Stanley Smith Barney), bank or transfer agent in which Covered Securities are recorded. This requirement does not fulfill any additional reporting requirements under the Citigroup Employee Trading Policy. A transaction report need not be submitted for transactions effected pursuant to an Automatic Investment Plan or where such information would duplicate information contained in broker trade confirmations or account statements received by Citi with respect to the Access Person within 30 days of the transaction if all of the information required by rule 17j-1(d)(1)(ii) is contained in the confirmation or account statement.
C.	Review of Reports and Assessment of Code Adequacy:
The Code Compliance Officer shall review and maintain the Initial and Annual Certifications, Initial and Annual Holdings Reports and Transaction/New Account Reports (the, “Reports”) with the records of
2011 Citi Fund Services Code of Ethics

Citi. Following receipt of the Reports, the Code Compliance Officer shall consider in accordance with procedures designed to prevent Access Persons from violating this Code:
(1) whether any personal securities transaction evidences an apparent violation of this Code; and
(2) whether any apparent violation of the reporting requirement set forth in Section VI.B. above has occurred.
Upon making a determination that a violation of this Code, including its reporting requirements, has occurred, the Code Compliance Officer shall report such violations to the Managing Director of Regulatory & Compliance Services of Citi who shall determine what sanctions, if any, should be recommended to be taken by Citi. The Code Compliance Officer shall prepare quarterly reports to be presented to the Board of Directors/Trustees of each Fund for which a Covered Person serves as a Fund Officer with respect to any material trading violations under this Code by the applicable Covered Person.

This Code, a copy of all Reports referenced herein, any reports of violations, and lists of all Covered and Access Persons required to make Reports, shall be preserved for the period(s) required by Rule 17j-1. Citi shall review the adequacy of the Code and the operation of its related procedures at least once a year.
VII. REPORTS TO FUND BOARDS OF DIRECTORS/TRUSTEES
Citi shall submit the following reports to the Board of Directors/Trustees for each Fund where a Covered Person serves as a Fund Officer:
A.	Citi Fund Services Code of Ethics
A copy of this Code shall be submitted to the Board or the Chief Compliance Officer of a Fund prior to Citi providing services involving a Fund Officer. All material changes to this Code shall be submitted to the Board or the Chief Compliance Officer of each Fund for which a Covered Person serves as a Fund Officer not later than six (6) months following the date of implementation of such material changes.
B.	Annual Certification of Adequacy
The Code Compliance Officer shall annually prepare a written report to be presented to the Board of each Fund for which Citi provides services involving a Fund Officer detailing the following:
1.	Any issues arising under this Code or its related procedures since the preceding report, including information about material violations of this Code or its related procedures and sanctions imposed in response to such material violations; and

2.	A Certification in the form of Exhibit E hereto, that Citi has procedures designed to be reasonably necessary to prevent Access Persons from violating this Code.
2011 Citi Fund Services Code of Ethics

CITI CODE OF ETHICS
EXHIBIT A
The following Covered Persons are considered Access Persons under the Citi Code of Ethics
The following employees of Citi:
Business Systems — all associates
CCO Services — all associates
Citi In-Business Compliance and Risk — all associates
Client Implementation — all associates
Directors and Managing Directors
Directors/Officers of any mutual fund serviced by Citi
Enterprise Shared Services — all associates
Financial Administration — all associates
Fund Accounting — all associates
Fund Administration — all associates
Fund Client Services — all associates
Regulatory Administration — all associates
Shared Infrastructure Services — all associates
As of January 1, 20112

[2]	The positions listed on this Exhibit A may be amended from time to time as required.
2011 Citi Fund Services Code of Ethics

CITI CODE OF ETHICS
EXHIBIT B
(2011)
INITIAL AND ANNUAL CERTIFICATION
     I hereby certify that I have read and thoroughly understand and agree to abide by the conditions set forth in the Citi Fund Services Code of Ethics (the “Code”). I further certify that, during the time of my affiliation with Citi, I will comply or have complied with the requirements of this Code and will disclose/report or have disclosed/reported all personal securities transactions required to be disclosed/reported by the Code.
     If I am deemed to be an Access Person under this Code, I certify that I will comply or have complied with the Transaction/New Account Report requirements as detailed in the Code and submit herewith my Initial and/or Annual Holdings Report. I further certify that I have disclosed all accounts held by me and will direct or have directed each broker (excluding Morgan Stanley Smith Barney), dealer, bank or transfer agent with whom I have an account or accounts to send to the Citi Code Compliance Officer duplicate copies of all confirmations and/or account statements relating to my account(s). I further certify that the Code Compliance Officer has been supplied with copies of all such letters of instruction.

Print or Type Name

Signature

Date
2011 Citi Fund Services Code of Ethics

CITI CODE OF ETHICS
EXHIBIT C
(2011)
INITIAL AND ANNUAL HOLDINGS REPORT

Name and_Address of	Discretionary
Broker, Dealer, Bank,	Account[3]		If New Account,
or Adviser(s)	(Yes or No)	Account Number(s)	Date Established

Yes No

Yes No

Yes No

Yes No
Please check appropriate statement below:
__Attached are the Covered Securities beneficially owned by me as of the date of this Initial and Annual Holdings Report (Please list security information on page 2 of this exhibit. You may submit another sheet, if necessary).
__I certify that I have directed each broker (excluding Morgan Stanley Smith Barney), dealer, bank or transfer agent with whom I have an account or accounts to send to Citi duplicate copies of all confirmations and/or statements relating to my account(s) and have provided copies of such letters of instructions to the Citi Code Compliance Officer. I further certify that the information on the statements attached hereto (if applicable) is accurate and complete for purposes of this Initial and Annual Holdings Report (Please enter account information above).
__All of my accounts holding Covered Securities are with Morgan Stanley Smith Barney (Please enter account information above).
__I do not_have any Covered Securities beneficially owned by me as of the date of this Initial and Annual Holdings Report. For purposes of this representation, transactions in which I had no direct or indirect influence or control or transactions that were not initiated, or directed, by me do not result in Reportable Transactions or holdings in Covered Securities.

[3]	A Discretionary Account is an account empowering a broker, dealer, bank, or adviser to buy and sell securities without the client’s prior knowledge or consent.
2011 Citi Fund Services Code of Ethics

Security	Number of
Description	Covered	Principal Amount
(Symbol/CUSIP)	Securities Held	(for debt securities only)

Print or Type Name

Signature

Date
2011 Citi Fund Services Code of Ethics

CITI CODE OF ETHICS -TRANSACTION/NEW ACCOUNT REPORT
EXHIBIT D
(2011)
I hereby certify that, (1) the Covered Securities described below were purchased or sold on the date(s) indicated in reliance upon put information; or (2) I have listed below the account number(s) for any new account(s) opened in which Covered Securities are or will be held, an have attached a copy of my letter of instruction to the institution maintaining such account to provide the Code Compliance Officer with duplic trade confirmations and account statements.
COVERED SECURITIES AND/OR MUTUAL FUND PORTFOLIOS PURCHASED/ACQUIRED OR SOLD/DISPOSED

Name of Broker, Dealer,
Security				Principal	Interest	Maturity	Transfer Agent or Bank
Description	Trade	Number of	Per Share	Amount	Rate	Rate	(and Account Number
(Symbol/CUSIP)	Date	Shares	Price	(for debt security)	(If Applicable)	(If Applicable)	and Date Established, If New)	Bought (B) or Sold

This Transaction/New Account Report is not an admission that you have or had any direct or indirect beneficial ownership in the Cover Securities listed above.

Print or Type Name

Signature	Date
2011 Citi Fund Services Code of Ethics

CITI CODE OF ETHICS
EXHIBIT E
(2011)
ANNUAL CERTIFICATION OF ADEQUACY
CERTIFICATION TO THE FUNDS BOARDS OF
DIRECTORS/TRUSTEES
Citi Fund Services (“Citi”) requires that all directors, officers and associates of Citi (“Covered Persons”) certify, upon becoming subject to the Citi Code of Ethics (the “Code”) and annually thereafter, that they have read and thoroughly understand and agree to abide by the conditions set forth in the Code. If such Covered Persons are deemed to be Access Persons under the Code, they are required to submit Initial and Annual Holdings Reports. Access Persons must also submit Transaction Reports to the Code Compliance Officer, reporting all personal securities transactions in Covered Securities for all accounts in which the Access Person has any direct or indirect beneficial interest within thirty (30) days of entering into any such transactions. Access Persons must disclose all accounts and direct each of their brokers (excluding Morgan Stanley Smith Barney), dealers, banks or transfer agents to send duplicate trade confirmations and statements of all such personal securities transactions directly to the Code Compliance Officer. The Code Compliance Officer will review each Access Person’s personal securities transactions against the investment portfolio of each fund of which they are deemed an Access Person.
The undersigned hereby certifies that Citi has procedures reasonably designed to prevent Access Persons from violating Citi’s Code and the provisions of Rule 17j-1 under the Investment Company Act of 1940, as amended.

Michelle L. Brown	Date
Code Compliance Officer
Citi Fund Services
2011 Citi Fund Services Code of Ethics

ADDITIONAL POLICY LINKS AND CONTACT INFORMATION
EXHIBIT F
Citi Code of Conduct:
http://www.citi group.com/citi/corporategovernance/codeconduct.htm
ICG Gifts & Entertainment Policy:
http://cibnacompliance.nj.ssmb.com/data/pdf/icggiftentertainmentpolicy.pdf
Citi Employee Trading Policy:
http://globalconsumergroupuk.citigroup.net/vM2010/uploads/5125/ETP%20April%202009%20(3).pdf
Outside Activities Policy:
http://globalcompliance.nj.ssmb.com/data/compl/docs/outsidedirectorships.pdf
Outside Activities Unit North America Phone Number:
(866) 547-9144
Employee Web Preclearance System (EWPS):
https://cgwpc.nj.ssmb.com
Preclearance Hotline:
(866-369-2074
Citi Expense Management Policy:
http://www.citigroup.net/finance/policy/cemp.html
Anti-Bribery and Foreign Corrupt Practices Act (FCPA) Policy:
http://globalcompliance.nj.ssmb.com/data/compl/docs/fcpa policy.pdf
2011 Citi Fund Services Code of Ethics